TERMINATION AGREEMENT

      This TERMINATION AGREEMENT (this "Agreement"), executed and delivered as of this 8TH day of May, 1998 by and between ADVANCED PARTICLE TECHNOLOGIES, INC., A Delaware corporation ("APT"), and VANGKOE INDUSTRIES INC., a Florida corporation ("VANGKOE");

      WHEREAS, APT and VANGKOE entered Into a Distributor Agreement dated as of June 30, 1997 (the "Distributor Agreement") pursuant to which VANGKOE has tendered certain services to APT in its capacity as distributor, and

      WHEREAS, the parties accordingly now desire to terminate the Distributor Agreement.

      NOW THEREFORE, the parties agree to be legally bound as follows:

      1. Termination of Distributor Agreement. Upon the Effective Time (defined below), the Distributor Agreement shall be void and of no further force or effect and hereby be terminated without further action by any of the parties hereto and without further rights and obligations on part of APT or VANGKOE.

      2. Release. Upon execution of this Agreement VANGKOE hereby remises, releases, quitclaims, satisfies, and forever discharges APT, together with its officers, directors, employee; agents and other representatives of and from all, and all manner of action and actions, cause and causes of action, suits, debt, dues, sums of money, accounts, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgements, executions, claims, and demands whatsoever, in law or in equity, arising out of or related to Distributor Agreement with APT, whether known or unknown, in law or in equity.

      3. Terms. APT Agrees to pay the sum of seventy-five thousand dollars (75,000) to VANGKOE in consideration of VANGKOEs release and termination of the Distributor Agreement outlined in section 1 and 2 above and its investment and effort in the swimming pool market to provide APT with access and awareness to the pool plaster compounders and large particle distributors, creating product awareness and initial demand for products covered in the Distributor Agreement, and development of product literature, specification sheets etc.

            VANGKOE agrees to have any sums owed under this agreement to be offset by amounts owed to and outstanding, if any to APT before any sums will be paid to VANGKOE.

            VANGKOE agrees to provide customer lists, competitive marketing strategies, technical papers and literature and general information generated from VANGKOE's investments in trade show attendance and presentations regarding the swimming pool market.

      4. Effective Time. The "Effective Time" for purposes of this Agreement shall mean May 8, 1998.

      5. Sufficient time to review. VANGKOE acknowledges and agrees that VANGKOE has had sufficient time to review this Agreement, that VANGKOE has the right to
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Page Two of TERMINATION AGREEMENT

            consult with legal consul and other professional persons unrelated to the APT regarding this Agreement, and that VANGKOE has received all information they require from APT in order to make a knowing and voluntary release and waiver of all claims against APT under the Distributor Agreement.

      6.    Miscellaneous.

            (a) This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to principles of conflict of laws.

            (b) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

            (c) If any provision of this Agreement is invalidated by a Court of competent jurisdiction, then all of the remaining provisions of this Agreement shall remain in full force and effect.

            (d) This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes in its entirety any and all agreements or communications, whether written or oral, previously made in connection with the matters herein. Any agreement to amend or modify the terms and conditions of this Agreement must be in writing and executed by both parties hereto.

      IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement, as of the date first written above.


ADVANCED PARTICLE TECHNOLOGIES, INC.


By: /s/ William Amt
   ---------------------------

Name: William Amt
     -------------------------

Title: President
      ------------------------


VANGKOE INDUSTRIES, INC.


By: /s/ Jeff Koebrick
   ---------------------------

Name: Jeff Koebrick
     -------------------------

Title: President
      ------------------------